Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6436) of Enbridge Inc. of our report dated June 24, 2005 relating to the financial statements of Enbridge Employee Services, Inc. Employees’ Savings Plan, which appears in this Form 11-K/A.

PricewaterhouseCoopers LLP

Houston, Texas

July 11, 2005